As filed with the Securities and Exchange commission on February 26, 1997. Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM S-3
                        REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                      FARMERS NATIONAL BANC CORP.
      (Exact name of registrant as specified in its charter)

   Ohio                                             34-1371693
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                  Identification  Number)


                         20 South Broad Street
                         Canfield, OH  44406
                            (330)533-3341

     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



      Frank L. Paden                           It is requested that copies of
 President and Secretary                       communications be sent to:
Farmers National Banc Corp.                         Charles D. Niehaus
   20 South Broad Street                        Bischoff, Kenney & Niehaus
   Canfield, OH  44406                             5630 N. Main Street
      (330)533-3341                                Sylvania, OH  43560
                                                      (419)882-0594

          (Name, address, including zip code, and telephone number,including area code, of agent for service)



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: From time to time after the effective date of this Registration Statement.


        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ x ]



        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]



        If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



        If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                  CALCULATION OF REGISTRATION FEE
                                                  Proposed         Proposed
                                  Amount          Maximum           Maximum
  Title of each Class of          to be        Offering Price      Aggregate           Amount of
Securities to be Registered     Registered (1)  Per Share (2)   Offering Price (2)  Registration Fee
 Common Stock, $0.00 par value   250,000 shares    $23.687        $5,921,750            $1,794.29

 (1) The shares registered on this form are in addition to the shares previously registered.

 (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) under based on the average of the bid and asked price of the Common Stock as of February 26, 1997.



                         PROSPECTUS

                       250,000 SHARES

                FARMERS NATIONAL BANC CORP.

                        COMMON STOCK
                       (NO PAR VALUE)


                 DIVIDEND REINVESTMENT PLAN



	The Dividend Reinvestment Plan (the "Plan") of Farmers National Banc Corp. (the "Corporation") provides a convenient and economical way for the Corporation's shareholders to purchase additional shares of the Corporation's no par value Common Stock
(the "Common Stock").

	On January 14, 1997, the Board of Directors amended the Dividend Reinvestment Plan. The most significant amendment now allows the Corporation to enter into the open market to acquire Common Stock for issuance under the Plan. (see "Purchase of Shares", "Cost to Participants").

 	Under the Plan, shares of the Corporation will be purchased using dividend proceeds. The Shares will be purchased in the open market (if available) and directly from the Corporation.
The purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price reported in the market of the Corporation's shares since the preceding Dividend Payment Date. The purchase price for shares of Common Stock purchased in the open market will be the cost (including brokerage commissions) to the Agent of such purchases. The purchase price per share to all participants will be based upon the weighted average of the prices of all shares purchased.


	As of the date of this Prospectus, there is no established public trading market for the Common Stock of the Corporation. Shares of the Corporation's Common Stock are not traded on any national or regional exchange or in the over-the-counter market.
 A local brokerage firm ordinarily attempts to match buyers and sellers of the Corporation's stock when it receives buy or sell orders from its customers, but trading is not active. In addition, there are occasional trades through other brokerage firms or as a result of private transactions not involving any broker or dealer.

	Farmers National Bank of Canfield (the "Bank"), a wholly-owned subsidiary of the Corporation, has been designated as the Administrator of the Plan.

	This Prospectus relates to 250,000 shares of no par value
Common Stock of the Corporation registered for purchase under the Plan. Included in the total number of shares to be registered are 164,544 shares of Common Stock held in the Corporation's Treasury. It is suggested that this Prospectus be retained for future reference.

	The Common Stock of the Corporation offered hereby is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank deposit. It is not federally insured or protected by the U.S. Government, the Federal Deposit Insurance
Corporation, the Federal Reserve Board, or any other governmental agency. Investment in Common Stock of the Corporation, as with any investment in Common Stock, involves investment risks, including the possible loss of principal.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE DATE OF THIS PROSPECTUS IS FEBRUARY 26, 1997


	THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NO PERSON
HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS RELATES TO 250,000 SHARES OF COMMON STOCK OF THE CORPORATION REGISTERED FOR SALE UNDER THE PLAN.



                          TABLE OF CONTENTS



AVAILABLE INFORMATION                                     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	  3
THE CORPORATION                                           4
DESCRIPTION OF THE PLAN                                   4
PURPOSE                                                   4
ADVANTAGES OF THE PLAN                                    5
ADMINISTRATION OF THE PLAN                                5
ELIGIBILITY                                               6
ENTRY INTO THE PLAN                                       6
AUTHORIZATION FORM                                        6
COMMENCEMENT OF DIVIDEND REINVESTMENT                     7
SUPPLEMENTAL INVESTMENTS                                  7
PAYMENT FOR DIVIDENDS BY THE CORPORATION TO THE BANK	  8
PURCHASE OF SHARES                                        9
PRICE OF SHARES                                           9
ALLOCATION OF SHARES                                     10
COST OF PARTICIPATION                                    10
REPORTS TO PARTICIPANTS                                  10
ISSUANCE OF CERTIFICATES TO PARTICIPANTS                 10
GIFT/TRANSFER OF SHARES WITHIN THE PLAN                  11
STOCK DIVIDENDS AND STOCK SPLITS                         11
VOTING OF SHARES HELD UNDER THE PLAN                     11
WITHDRAWAL FROM THE PLAN                                 12
AMENDMENT AND TERMINATION OF PLAN                        12
FEDERAL INCOME TAX CONSEQUENCES                          13
RESPONSIBILITY OF THE CORPORATION AND THE BANK
  UNDER THE PLAN                                         14
CORRESPONDENCE REGARDING THE PLAN                        14
USE OF PROCEEDS                                          14
TRADING MARKET                                           14
DESCRIPTION OF COMMON STOCK                              15
LEGAL OPINION                                            16
EXPERTS                                                  16
INDEMNIFICATION                                          16

                        AVAILABLE INFORMATION

	Farmer's National Banc Corp. (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York,
New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission, 450
Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates.
The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.



         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

	The following documents and information filed by the Corporation with the Commission are hereby incorporated by reference in this Prospectus:



    (i)     Annual Report on Form 10-K filed for its most recent fiscal year;

    (ii) Quarterly Reports on Form 10-Q filed since its most recent Annual Report on Form 10-K;

    (iii) Proxy Statement filed in connection with its most recent Annual Meeting of Stockholders; and


	All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


	The Corporation will provide upon oral or written request and without charge to each person to whom this Prospectus is delivered a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:


              Farmers National Bank of Canfield
                   20 South Broad Street
                   Canfield, Ohio  44606
Attn:  Carl D. Culp, Executive Vice President and Chief Financial Officer
                      (330)533-3341

                         THE CORPORATION

	The Corporation is a one-bank holding company registered under the Bank Holding Company Act of 1956, as amended. The only subsidiary is The Farmers National Bank of Canfield (the
"Bank"), which was acquired on March 31, 1983. The Corporation and its subsidiary operate in one industry, domestic banking.
The Corporation conducts no business activities except for investment in securities permitted under the Bank Holding
Company Act. Bank holding companies are permitted under Regulation Y of the Board of Governors of the Federal Reserve
System to engage in other activities such as leasing and mortgage banking.


	The executive office of the Corporation is located at 20 South Broad Street, P.O. Box 555, Canfield, Ohio, 44406 (Telephone
(330)533-3341).



        The Amended Dividend Reinvestment Plan (the "Plan") of
Farmers National Banc Corp. (the "Corporation") is set forth below in its entirety:


                   DESCRIPTION OF THE PLAN

Purpose


        The purpose of the Plan is to provide record holders of the Corporation's Common Stock with a convenient and economical method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock. The Plan also provides, with discretion and approval of the Board of Directors, to permit shareholders of record who become participants in the Plan to make optional cash payments of a maximum of $1,000 per calendar quarter for investment in Common Stock. Shares of Common Stock to be purchased under the Plan may be made available by the Corporation from treasury shares, authorized but unissued shares or may be purchased for participants in the open market, at the Corporation's option. See "Purchase of Shares." Shares of
Common Stock purchased from the Corporation's treasury shares or authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The
Corporation will receive no proceeds from purchases by the Plan of any shares in the open market. The Board of Directors can limit or suspend the Plan at any time, in its discretion.





Advantages of the Plan


        During implementation of the Plan, at the Board's discretion, Shareholders of record who enroll in the Plan will have all cash dividends on their shares of Common Stock automatically reinvested in shares of Common Stock. The price of all shares of Common Stock purchased under the Plan will be based on the market value of the shares. Participants in the Plan will not incur any brokerage commissions, fees or service charges in connection with purchases of shares from the Corporation under the Plan. Participants in the Plan will incur brokerage commission, fees or service charges in connection with purchase of shares on the open market under the plan. The Plan permits cash dividends to be fully invested because fractions of shares, as well as full shares, of Common Stock are credited to participants' accounts under the plan. In addition, cash dividends paid on whole shares, and any fraction of a share, of Common Stock credited to a participant's account are reinvested in the same manner.



        Participants in the Plan may have the opportunity to make optional cash payments to the Plan, up to a maximum of $1,000 per calendar quarter, to be invested in shares of Common Stock in the same manner as reinvested dividends. The Board of Directors may further limit such cash payments on a per investor or pro-rata per share basis. See "Supplemental Investments."



        Shareholders are cautioned that the Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation's earnings, financial requirements and other factors.



Administration of the Plan



        The Corporation will appoint an independent agent from time to time (the "Agent"), to execute purchases and sales of Common
Stock on behalf of the Plan and its participants. The Agent will be a registered broker-dealer or bank as defined in Section
3(a) (5) of the Securities Exchange Act of 1934. The Agent will not be an affiliate of the Corporation, and neither the Corporation nor any affiliate of the Corporation will exercise any direct or indirect control or influence over the times when or the prices at which, the Agent may purchase the Corporation's Common Stock for the Plan, the amount of Common Stock to be purchased, or the manner in which the Common Stock is to be purchased. The Farmers National Bank of Canfield, a banking corporation organized under the laws of the State of Ohio and a wholly-owned subsidiary of the Corporation will administer the Plan for participants, keep records, send statements of account to Participants and perform other clerical and ministerial duties relating to the plan (the "Bank"). Shares of Common
Stock purchased under the Plan are registered in the name of the Bank or its nominee, as custodian and credited to participants' accounts under the Plan.



        Although shares purchased under the Plan are registered in the name of the Bank or its nominee, shareholders will continue to hold their current shares in their own names and should not transfer any shares to the Bank.



Eligibility



        All record holders of shares of Common Stock are eligible to participate in the Plan, except as described in this section.
The Corporation reserves the right to deny participation in the Plan to any shareholder who resides in a jurisdiction having laws or regulations that impose conditions upon the Plan which are unacceptable to the Corporation, or who fails to provide documentation acceptable to the Corporation of his or her state or country (if other than the United States) of residence. Consequently, the Plan may not be available to shareholders who live in certain states or in countries other than the United
States. A shareholder of record who wishes to participate in the Plan must certify his or her state or country of residence in the Authorization Form accompanying this Prospectus and agree to notify the Bank if such state or country of residence changes. Upon receipt of the Authorization Form, the Bank will notify the shareholder within a reasonable time if the Plan is not available in the state or country in which the shareholder resides.



Entry Into the Plan



        A holder of record of shares of Common stock may enroll in the Plan at any time by completing and signing the enclosed
Authorization Form and returning it to the Bank. Once enrolled in the Plan, a participant will continue to be enrolled without further action, unless the participant moves to a state or country in which the Plan is not available or gives written notice to the Bank that the participant wishes to withdraw from participation. See "Withdrawal from the Plan."



Authorization Form



        The Authorization Form authorizes the Bank to receive (or pay over to the Agent if shares will be purchased in the open market) the participating shareholder's cash dividends on all or a portion of shares of Common Stock registered in the participant's name and the shares credited to the participant's account under the Plan, and directs the Bank (or Agent if shares will be purchased in the open market) to invest such dividends in shares of Common Stock under the Plan.



        A participant may elect to reinvest cash dividends paid on all or a portion of the shares of Common Stock held of record by the participant in the Plan or credited to the participant's account under the Plan, by designating the participant's election on the Authorization Form. Participants electing partial reinvestment of cash dividends must designate the number of whole shares for which they want to receive cash dividends. Dividends paid on all other shares held of record by the participant and all shares credited to the participant's account under the Plan will be reinvested in additional shares of Common Stock.



        Reinvestment levels may be changed from time to time as a participant desires by submitting a new Authorization Form to the Bank. To be effective with respect to a particular Dividend Record Date, any such change must be received by the Bank before such Dividend Record Date.



        If a participant specifies full reinvestment, cash dividends paid on shares of Common Stock held of record by the participant in the Plan and all shares credited to the participant's account under the Plan will be reinvested in additional shares of Common Stock. If a participant specifies partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.



        A beneficial owner of shares of Common Stock whose shares are registered in the name of a bank, broker or nominee and who wishes to participate in the Plan must become a shareholder of record by having the shares transferred into his or her own name.





Commencement of Dividend Reinvestment



        Record dates for determining the record holders of Common Stock entitled to receive cash dividends declared on the Common Stock ("Dividend Record Dates") are chosen from time to time by the Corporation's Board of Directors and are customarily in the months of March, June, September and December of each year (the "Dividend Months") . If a shareholder's Authorization Form is received by the Bank before a Dividend Record Date, the reinvestment of the shareholder's dividends will commence with the payment of that dividend ("Dividend Payment Date"). If the Authorization Form is received by the Bank on or after such Dividend Record Date, the reinvestment of dividends will not start until the next Dividend Payment Date. Dividend Record
Dates will vary from time to time, and may be chosen in months other than March, June, September and December. A shareholder can minimize the possibility of missing a desired entry date by delivering an Authorization Form to the Bank before the first day of a Dividend Month in which the shareholder desires to commence participation in the Plan.



Supplemental Investments



        Participants in the Plan may invest in shares of Common stock under the Plan by making optional cash payments ("Supplemental Investments"). The Board of Directors may limit the aggregate amount of Supplemental Investments as well as individual
Supplemental Investments. Such limits will be established with notice provided to participants prior to a Dividend Record Date.
 A participant's Supplemental Investments may not however exceed $1,000 per calendar quarter (any three-month period ending March
31, June 30, September 30 or December 31).



        Supplemental Investments must be received by the Bank no later than three business days prior to a Dividend Record Date to be invested on the Dividend Payment Date. Otherwise, the Supplemental Investment will be held by the Bank and invested on the next Dividend Payment Date. See "Purchase of Shares."
Shares of Common Stock purchased with Supplemental Investments will be held, and the dividends from such shares will be reinvested, in the same manner as all other shares purchased through the Plan.



        A shareholder may make an initial Supplemental Investment by enclosing a check or money order with the Authorization Form when enrolling. Thereafter, Supplemental Investments may be made by forwarding a check or money order to the Bank together with a payment form which will accompany each statement of account. All checks and money orders for Supplemental
Investments should be made payable to "Farmers National Bank of Canfield, Administrator for the Farmers National Banc Corp.
Dividend Reinvestment Plan." Participants in the Plan have no obligation to make Supplemental Investments, and may cease or resume making Supplemental Investments at any time.



        NO INTEREST WILL BE PAID ON AMOUNTS HELD PENDING SUPPLEMENTAL INVESTMENTS. Investors should transmit Supplemental Investments so as to reach the Bank shortly (but not less than three business days) before a Dividend Record Date.



        Supplemental Investments received by the Bank will be transmitted to a segregated escrow account for the benefit of the participants. The escrow account will not be subject to any liens, any creditor claims, any bankruptcy proceedings if the Corporation files for bankruptcy, or any other claims against the Corporation. Supplemental Investment will be transmitted to the escrow account by the opening of business on the next business day if the funds are received before noon, and by noon of the next business day if the funds are received after noon.

        If shares of Common Stock are not purchased within 30 days of the Dividend Payment Date, the Bank will mail to each participant a check in the amount of any such unapplied
Supplemental Investments, without interest.  See "Purchase of
Shares."



        Any Supplemental Investment will be refunded if a written request for a refund is received by the Bank no later than 48 hours prior to the Dividend Payment Date on which the Supplemental Investment would otherwise be invested. However, no refund of a check or money order will be made until the funds have been actually received by the Bank. Accordingly, such refunds may be delayed several weeks from the original date of the request.

        The Corporation, by its Board of Directors and from time to time, may limit the total cash contributions to or discontinue the Supplemental Investment Option under the Plan. Each participant will receive a notice from the Corporation when and if the Board of Directors determines to limit or discontinue the Supplemental Investment Option. Supplemental Investments received by the Bank which are not applied due to a limitation or discontinuance of the Supplemental Investment Option will be returned to each participant in the same manner as if no shares of Common Stock were purchased.



Payment for Dividends by the Corporation to the Bank



        As and when dividends are paid on the Common Stock, the Corporation will promptly pay to the Bank all dividends payable in respect of all shares of Common stock held of record by participants in the Plan and all shares credited to participants' accounts under the Plan, subject to any applicable tax withholding requirements. See "Federal Income Tax Consequences."



Purchase of Shares





        Shares of Common Stock purchased under the Plan by Participants will be acquired either directly from the Corporation, in which event the shares will be either authorized but unissued shares or shares held in the Corporation's treasury ("Additional Shares"), or on the open market, or by a combination of the foregoing at the option of the Corporation.



        For purchases made in the open market, on each Dividend Payment Date, the Bank will pay over to the agent the dividend received in accordance with "Payment for Dividends by the Corporation to the Bank" above, together with all Supplemental Investments received at least three business days before the Dividend Record Date. See "Payment for Dividends by the Corporation to the Bank" and "Supplemental Investments." The Agent will use these funds to purchase shares of Common Stock on that Dividend Payment Date or as promptly as practicable thereafter, but in no event not more than thirty (30) days after the payment date.



        The Corporation's intent is to purchase Shares in the open market, if possible, and to supplement such purchases, if necessary, with purchases directly from the Corporation. Notwithstanding the foregoing, the Corporation may not change its intention to purchase in the open market more than once in any three-month period. In addition, the Corporation may not change such determination unless the Corporation's Board of Directors or Chief Financial Officer documents that the Corporation's need to raise additional capital has changed, or that there is another valid reason for such change.



        If at any time the Corporation determines not to make Additional Shares available for purchase under the Plan and the Agent is unable to purchase shares of Common Stock in the open market neither the Corporation nor the Bank shall have any liability to any participant arising out of the inability to make purchases at such time. Notwithstanding the foregoing, if shares of Common Stock are not purchased within 30 days after a Dividend Payment Date, the Bank will mail to each participant a check in the amount of any such unapplied cash dividends and Supplemental Investments, without interest.



Price of Shares



        The purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price of the Corporation's shares in trades effected since the preceding Dividend Payment Date. (A "weighted average" purchase price takes into account the number of shares purchased at a particular price.) In the event that there have been no trades effected since the preceding Dividend Payment Date, the purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price used in the most recent purchase of shares from the Corporation under the Plan. Open market purchases will be made as soon as possible after the applicable Dividend Payment Date, but not more than 30 days after such date. The purchase price for shares of Common Stock purchased in the open market will be the cost (including brokerage commissions) to the Agent of such purchases. The purchase price per share to all participants will be based upon the weighted average of the prices of all shares purchased.



Allocation of Shares



        Shares of Common Stock purchased with reinvested dividends and Supplemental Investments will be allocated by the Bank among the computerized accounts of all participants in the Plan. The number of shares that will be allocated to a participant's account following any Dividend Payment Date will depend on the amount of the participant's dividends and Supplemental
Investments (if any) available for investment on such date and the purchase price of the shares. Each participant's account will be credited with a number of shares (including fractions computed to four decimal places) equal to the total funds to be invested for the participant, divided by the applicable purchase price (also computed to four decimal places).



Costs of Participation



        There will be no brokerage commissions or service charges to participants for purchases under the Plan when shares are purchased from the Corporation. Participants will be charged the actual cost (including brokerage commission) for Common
Stock purchased on the open market. Open market purchases must be made as soon as practicable on or after the Dividend Record
Date but in no circumstances more than 30 days after such date.
The purchase price to the participants for shares purchased in the open market will be the cost (including brokerage commissions, if any) to the Agent. The purchase price to all participants shall be the weighted average of the prices of all shares purchased.



Reports to Participants



        Each participant in the Plan will receive statements of account which lists all purchases credited to the participant's account during a calendar quarter as well as cumulative account information. These statements are a participant's record of the costs of the purchases of Common Stock made for the participant's account under the Plan and should be retained for income tax purposes. Each participant will also receive the most current Prospectus for the Plan and all communications sent to the Corporation's shareholders, including the Corporation's quarterly and annual reports, notices of meetings of shareholders and proxy statements.



Issuance of Certificates to Participants



        Shares of Common Stock purchased under the Plan for the accounts of participants will be registered in the name of the Bank, or one of its nominees. Certificates for such shares will not be issued to participants unless requested. This custodial service will help to protect participants against the risk of loss, theft or destruction of stock certificates.



        Certificates for any number of whole shares credited to a participant's account under the Plan will be issued at any time upon the participant's written request to the Bank. Any remaining whole shares and fractions of shares will continue to be credited to the participant's account. Certificates for fractions of shares will not be issued under any circumstances.
A participant will receive cash payment in lieu of any fractional share credited to the participant's account in the event of withdrawal from or termination of the Plan. See "Withdrawal from the Plan" and "Amendment and Termination of the Plan."



        A participant's account under the Plan will be maintained in the name in which the participant's shares of Common Stock were registered at the time the participant enrolled in the Plan.
Certificates issued at the participant's request will be similarly registered, and dividends paid on shares represented by such certificates will continue to be reinvested in accordance with the Plan.



        Shares credited to a participant's account under the Plan may not be pledged. A participant who wishes to pledge shares credited to the participant's account must request certificates for such shares from the Bank.



Gift/Transfer of shares within the Plan



        If a participant wishes to transfer the ownership of all or part of the participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed Gift/Transfer Form, along with an executed stock power and an Authorization Form completed by the transferee to the Bank. Transfers of less than all of the participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless the participant's entire account is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates. Gift/Transfer Forms, Stock Power Forms and Authorization Forms are available upon request from the Bank.



        Shares so transferred will continue to be held by the Bank under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant and such transferee will automatically be enrolled in the Plan. The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account.



Stock Dividends and Stock Splits



        Any stock dividends or split shares distributed by the Corporation on shares of Common Stock credited to a participant's account under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in a participant's name will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.



Voting of Shares Held Under the Plan



        Participants in the Plan are entitled to direct the voting of all whole shares of Common Stock credited to their respective accounts. Prior to each meeting of the Corporation's shareholders, each participant in the Plan will be sent a request for voting instructions which will enable the Participant to instruct the Bank with respect to the voting of the participant's shares on each matter to be considered and voted upon at such meeting. If the request form is returned to the Bank properly signed and marked for voting, all whole and fractional shares credited to the participant's Plan account will be voted as marked. If no instructions are received on a properly signed and returned request form with respect to any item thereon, all of such shares will be voted in accordance with the recommendations of the Corporation's management, just as for non-participating shareholders who return proxies and do not provide instructions. If the request form is not returned or is returned unsigned, none of such shares will be voted.



        A participant who wishes to attend a meeting of the Corporation's shareholders and vote shares of Common Stock credited to the participant's Plan account in person must request a proxy from the Bank before the meeting. The Bank's proxy will entitle the participant to vote in person all whole shares of Common Stock credited to the participant's Plan account.



        Shares of Common Stock registered in a participant's own name may be voted in person or by proxy in the same manner as shares held by non-participating shareholders, and the voting of such shares will not be affected by the foregoing voting procedures applicable to shares held by the Bank under the Plan.



Withdrawal from the Plan



        A participant may withdraw from the Plan at any time by notifying the Bank in writing that the participant wishes to withdraw from participation. A participant will not be able, however, to re-enter the plan for a period of one (1) year following his or her withdrawal. All certificates or cash payments described below will be sent to the withdrawing participant within 30 days from the Bank's receipt of such notice of withdrawal.



        Upon a participant's withdrawal from the Plan, the participant will be sent a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant's account under the Plan as of the date of withdrawal. The cash payment for a fraction of a share will be based upon the purchase price of the Corporation's Common Stock under the Plan for the immediately preceding quarter.





Amendment and Termination of the Plan



        The Board of Directors of the Corporation reserves the right to amend, modify, suspend or terminate the Plan at any time.
All participants will receive, within a reasonable time, a notice of any such material amendment or modification or of any suspension or termination. No suspension, amendment or termination of the Plan will affect any previously executed transaction.



        Upon the termination of the Plan, each participant will receive a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant's account under the Plan as of the date of termination. The cash payment for a fraction of a share will be based upon the purchase price of the Corporation's Common Stock under the Plan for the immediately preceding quarter.



Federal Income Tax Consequences



        In general, a participant in the Plan will have the same federal income tax consequences as other holders of Common Stock with respect to dividends payable on shares credited to the participant's Plan account and on shares held by the participant directly. Under Internal Revenue Service rulings applicable to dividend reinvestment plans similar to the Plan, a participant will be treated for federal income tax purposes as having received, on each Dividend Payment Date which includes the payment of dividends, a dividend equal to the full amount of the cash dividend payable on such date with respect to the shares credited to the participant's Plan account and the shares held by the participant directly even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of shares for the participant's account.



        The tax basis of shares acquired under the Plan will be the purchase price for the shares as determined herein. For shares acquired directly from the Corporation under the Plan, the holding period begins the day after the applicable Dividend
Payment Date. For shares acquired in the open market under the Plan, the holding period begins on the purchase date.



        A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account under the Plan, either upon the participant's request for such certificates or upon withdrawal from or termination of the Plan. However, a participant who receives the proceeds of a sale of any whole share sold for the participant upon the participant's withdrawal from the Plan, or who receives a cash payment for a fractional share credited to the participant's account upon withdrawal from or termination of the Plan, will realize gain or loss measured by the difference between the amount of the cash received and the price at which the whole or fractional share was credited to the participant's account. Such gain or loss will be capital in character if the whole or fractional share was a capital asset in the hands of the participant.



        In the case of a foreign shareholder who elects to have his or her dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such shareholder, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.



        THE DISCUSSION OF TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH PARTICIPANT IS URGED TO
CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX
CONSEQUENCES THAT MAY RESULT FROM THEIR PARTICIPATION IN THE
PLAN, AND THE SUBSEQUENT DISPOSAL OF SHARES PURCHASED PURSUANT
TO THE PLAN, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL,
STATE, LOCAL AND OTHER TAX LAWS.



Responsibility of the Corporation and the Bank Under the Plan



        The Corporation and the Bank, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death.



        Participants should recognize that neither the Corporation nor the Bank can assure them of a profit or protect them against a loss on the shares purchased under the Plan.



Correspondence Regarding the Plan


        All correspondence regarding the Plan should be addressed to:



                FARMERS NATIONAL BANK OF CANFIELD
                	20 South Broad St.
                      Canfield, Ohio  44606
                    Attention: Carl D. Culp,
                 Executive Vice President and CFO
                       1-330-533-3341



        Please refer to the Farmers National Banc Corp. Dividend
Reinvestment Plan on all correspondence.



                      USE OF PROCEEDS



	The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of Common Stock pursuant to the Plan, when and as received, to increase the Corporation's capital and for other general corporate purposes. The net proceeds from the sale of shares of Common Stock purchased in the open market pursuant to the Plan will be applied to the purchase price and expenses of acquiring such shares in the market.



                       TRADING MARKET



	There is at present no established public trading market for the Corporation's Common Stock and no assurance can be given that a market will develop in the future. While the brokerage firm of Butler, Wick & Co. has generally attempted to match buyers and sellers of the Corporation's stock when they receive buy or sell orders from their customers, trading is not active.
On January 22, 1997, the Corporation received notice from
Butler, Wick & Co., that they will no longer act in the capacity of a market-maker for any local stocks that trade on the NASDAQ and the OTC Bulletin Board. Butler, Wick & Co. will continue to attempt to match willing buyers and sellers. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and willing sellers of the stock at any given time and such presence is, in turn, dependent upon the individual decisions of the purchasers and sellers over which neither the Corporation nor any broker or market maker has control.



	The table below sets forth the ranges of prices paid per share for the Corporation's Common Stock in trades effected through Butler, Wick & Co., during the last two calendar years. Also included are dividends per share paid on the outstanding Common
Stock and any Stock Dividend paid. As of December 31, 1996, there were 1704 shareholders of record of Common Stock.

                     PER SHARE DATA,  1995, 1996

                1st Quarter     2nd Quarter     3rd Quarter    4th Quarter
1995
 Trade Price
  High              $32.00          $34.25         $36.50          $39.50
  Low               $31.00          $32.00         $34.25          $36.50
  Dividend          $ 0.20          $ 0.20         $ 0.20          $ 0.20

1996
 Trade Price
  High(1)           $20.00          $21.125        $22.25          $23.125
  Low(1)            $19.75          $20.00         $21.125         $22.25
  Dividend(1)       $ 0.10          $ 0.11         $ 0.11          $ 0.12

        (1) Per share data is adjusted to reflect a 2-for-1 stock split at year end 1996.



	Management of the Company does not know the price at which all trades were conducted during the periods indicated and the prices set forth above may not be indicative of the true market value of the Company's Common Stock. In addition, past trading prices are not necessarily indicative of future trading prices.



               DESCRIPTION OF COMMON STOCK



	The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any funds legally available therefor, and are entitled upon liquidation after claims of creditors to receive pro rata the net assets of the Corporation. The holders of common stock are entitled to one vote for each share held and are vested with all of the voting power of the shares. The common stock has no conversion rights. Holders of common stock are generally entitled to pre-emptive rights, subject to certain exceptions described in Article XIII of the Corporation's Articles of Incorporation. Those exceptions include the issuance or offering of Securities pursuant to the terms of a duly adopted dividend reinvestment plan as described. Holders of common stock are not entitled to cumulative voting rights in the election of directors. The shares of common stock issued or to be issued upon receipt of payment therefor by the Corporation, in accordance with the terms set forth in the Plan, will be validly issued, fully paid and non-assessable.



	On March 24, 1994, and on March 28, 1996, the Shareholders approved an increase in the authorized number of shares available to the Corporation to 2,400,000 shares and 5,000,000 shares respectively. Further, the par value of the Common
Shares of the Corporation was reduced to $2.50 per share and no par value per share respectively. Both Amendments were adopted and approved by the Shareholders and the Board of Directors in accordance with the Articles of Incorporation and Code of Regulations of the Corporation and Ohio General Corporation Law. Due to an administrative error, however, the Certificates of Amendment and the appropriate filing fees were not timely filed with the Secretary of the State of Ohio. In response to this matter, the Corporation filed two Certificates of Amendment of the Articles of Incorporation on February 3, 1997. On February
7, 1997, the Secretary of State of Ohio accepted the Certificates of Amendment and filing fees. As a result, prior to February 7, 1997, the Corporation had only 1,200,000 shares authorized by the Secretary of State of Ohio. This matter was rectified with the filing of the Certificates of Amendment.



	As of February 7, 1997, the Corporation had 5,000,000 shares of no par value common stock authorized and there were issued and outstanding 3,311,268 shares of the Corporation's common stock.
There are currently 164,544 Common Shares in the treasury of the Corporation which are being registered with this registration statement. Share amounts have been adjusted to reflect a 2-for-1 stock split declared on December 31, 1996.



                     LEGAL OPINION



	Certain legal matters related to the Common Stock offered hereby will be passed upon for the Company by Bischoff, Kenney & Niehaus, 5630 N. Main Street, Sylvania, Ohio, 43560
(419)882-0594. Neither contingent fees nor any interest in the Corporation of any nature will be received by any named experts or counsel for services rendered in connection with this registration.



                       EXPERTS



	The audited consolidated financial statements of the Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Hill, Barth &
King, Inc., independent public accountants, as indicated in their reports with respect thereto and are incorporated herein in reliance upon the authority of such firm as experts in giving such reports.



                  INDEMNIFICATION



	Article X of the Articles of Incorporation of the Corporation, provides in substance that any person made a party to a civil, administrative or investigative action by reason of the fact that he or she is or was a director, officer or shareholder of the Corporation may be indemnified against reasonable expenses, including attorneys fees, actually and necessarily incurred by him or her in the defense of such action, or in connection with an appeal therein, if such person acted, in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation or "subsidiary corporation." Similar indemnification may also be available by the Corporation to its directors and officers and to a limited extent may be available as a matter of rights to such person under Section 1701.13(E) of the Ohio Revised Code.



	INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS
OR PERSONS CONTROLLING THE CORPORATION PURSUANT TO THE FOREGOING PROVISIONS, THE CORPORATION HAS BEEN INFORMED THAT IN THE
OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT
AND IS THEREFORE UNENFORCEABLE.



                        PART II

         INFORMATION NOT REQUIRED IN THE PROSPECTUS



ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



SEC Registration fee                                  $ 1,794.29
Printing and mailing expenses (estimated)             $ 1,700.00
Accounting fees and expenses                          $   500.00
Blue sky fees and expenses                            $ 1,100.00
Legal fees and expenses                               $ 5,000.00
Miscellaneous                                         $     0.00

     Total                                            $10,094.29





ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS



	Ohio Revised Code Section 1701.13(E) (incorporated herein by reference as Exhibit 99.1) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.



	Article X, Section B, of the Articles of Incorporation of
Farmers National Banc Corp. provides as follows:



        The Corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, or investigative, by reason of the fact that he is or was a director of this corporation, or any corporation (hereinafter referred to as "subsidiary corporation") of which more than 50 per cent of the issued and outstanding shares of common stock was or is owned by the corporation at the time such person was or is serving as such director of the "subsidiary corporation", against expenses (including those reasonably incurred by him) in connection with such action, suit, and proceeding if the principal issue of such action, suit, or proceeding involved or involves a contract or transaction by and between the corporation and such "subsidiary corporation" and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the "subsidiary corporation". Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of a quorum of the shareholders of the corporation consisting of shareholders who were not parties to such action, suit or proceeding.



ITEM 16.	LIST OF EXHIBITS

Exhibit Number        Description

4.1 The Articles of Incorporation, including amendments thereto, for the Registrant.

4.2                   The Code of Regulations are incorporated by reference to
                      Exhibit 3.2. of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

5.1 Opinion of Bischoff, Kenney & Niehaus as to the legality of the securities being registered.

23.1                  Consent of Bischoff, Kenney & Niehaus. (contained in
                      Exhibit 5.1 and incorporated herein by reference.)

23.2                  Consent of Hill, Barth & King, Inc.

24.1 Power of Attorney (included with signatures and incorporated herein by reference.)

99.1                  Section 1701.13 of the Ohio Revised Code.

99.2                  Farmers National Banc Corp. Dividend Reinvestment Plan
                      Authorization Form.

99.3 Share Owner Authorization form for optional cash contributions.

99.4                  Request for change - Dividend Reinvestment Plan
                      Safekeeping Account.



ITEM 17.	UNDERTAKINGS



	(a)	The Registrant hereby undertakes:



		(1)	To file, during any period in which offers or sales
                are being made, a post-effective amendment to this Registrant
                Statement:



			(i)	To include any prospectus required by Section
                        10(a)(3) of the Securities Act of 1933;



			(ii)	To reflect in the Prospectus any facts or
                        events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registrant Statement; and


                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                        (a)(1)(i) and (a)(1)(ii) do not apply and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.



		(2)	That, for the purpose of determining any liability under
                        the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



		(3)	To remove from registration by means of a post-effective
                        amendment any of the securities being registered which remain unsold at the termination of the offering.



	(b)	The Registrant hereby undertakes that, for purposes of
determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


                           SIGNATURES



	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Canfield, State of Ohio, on February 26, 1997.





                             FARMERS NATIONAL BANC CORP.



                             By:  /s/  Frank L. Paden,
                             Frank L. Paden, President and Secretary



	We, the undersigned directors and officers of Farmers National Banc Corp., do hereby jointly and severally appoint Frank L.
Paden and Carl D. Culp our true and lawful attorneys or attorney, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or attorney may deem necessary or advisable to enable First National Banc Corp.
to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration in Statement on Form S-3, including specifically but without limitation, power of authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto, and we do each hereby ratify and confirm all that said attorneys or attorney shall do or cause to be done by virtue hereof.



	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



February 26, 1997                            /s/ Carl D. Culp
                                             Carl D. Culp,
                                             Executive Vice President
                                             and Treasurer


February 26, 1997                            /s/ William D. Stewart
                                             William D. Stewart,
                                             Chairman, Director


February 26, 1997                            /s/ Benjamin R. Brown
                                             Benjamin R. Brown,
                                             Director


February 26, 1997                            /s/ Richard L. Calvin
                                             Richard L. Calvin,
                                             Vice Chairman and Director


February 26, 1997                             /s/ Joseph O. Lane
                                             Joseph O. Lane,
                                             Director


February 26, 1997                            /s/ David C. Myers
                                             David C. Myers,
                                             Director


February 26, 1997                            /s/ Edward A. Ort
                                             Edward A. Ort,
                                             Director


February 26, 1997                            /s/ Ronald V. Wertz
                                             Ronald V. Wertz,
                                             Director

                        EXHIBIT INDEX



EXHIBIT NUMBER			DESCRIPTION

  4.1 The Articles of Incorporation, including amendments thereto, for the Registrant.

  4.2       The Code of Regulations are incorporated by reference to
            Exhibit 3.2. of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

  5.1 Opinion of Bischoff, Kenney & Niehaus as to the legality of the securities being registered.

  23.1      Consent of Bischoff, Kenney & Niehaus. (contained in
            Exhibit 5.1 and incorporated herein by reference.)

  23.2      Consent of Hill, Barth & King, Inc.

  24.1 Power of Attorney (included with signatures and incorporated herein by reference.)

  99.1      Section 1701.13 of the Ohio Revised Code.

  99.2      Farmers National Banc Corp. Dividend Reinvestment Plan
            Authorization Form.

  99.3 Share Owner Authorization form for optional cash contributions.

  99.4      Request for change - Dividend Reinvestment Plan
            Safekeeping Account.



EXHIBIT 4.1


                 ARTICLES OF INCORPORATION
                            OF
                 FARMERS NATIONAL BANC CORP.



	The undersigned incorporators, acting as the incorporators of Farmers National Banc Corp., under the Ohio General Corporation laws (ORC 1701.01-99), hereby adopt the following Articles of Incorporation for such corporation:

                              ARTICLE I



	The name of the corporation is Farmers National Banc Corp.

                             ARTICLE II.

	The place in the State of Ohio where the principal office of the corporation is to be located is in the City of Canfield, County of Mahoning.

                             ARTICLE III



	The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations nay be formed under the Ohio General Corporation Laws (ORC Sections 1701.01 et seq.).

                             ARTICLE IV



	The aggregate number of common shares which the corporation shall have the authority to issue is Five Million (5,000,000) shares each of no ($0.00) par value. The total number of authorized and outstanding shares of common stock shall be changed from time to time to reflect economic conditions of the corporation and business opportunities available to the shareholders of the corporation. Shares of the authorized and outstanding common stock may be redeemed by the corporation at a regularly or specially called meeting for said purpose. Furthermore, the corporation, through its Board of Directors, shall have the power to purchase, hold, sell, and transfer the shares of its own capital stock provided that it does not use its funds or property for the purchase of its own shares of capital stock when such use will cause any impairment of its capital, except where otherwise permitted by law, and provided further that shares of its own capital stock belonging to it are not voited upon directly or indirectly.



                            ARTICLE V



	The amount of stated capital with which the corporation will commence business is at least One Thousand Dollars ($1,000.00).

                            ARTICLE VI



	The Board of Directors of the corporation is hereby authorized to fix and determine and to vary the amount of working capital or the corporation, to determine whether any and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and without action by the shareholders, to use and apply such surplus or any part thereof at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors of the corporation shall deem expedient to the extent not prohibited by law.

                            ARTICLE VII



	Each officer, director or member of any committee designated by the Board of Directors of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of accounts or reports made to the corporation by any of its officers or employees or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors of the corporation or by any such committee or in relying in good faith upon other records of the corporation.

                            ARTICLE VIII



	The number of directors constituting the Board of Directors is nine (9), and the names and addresses of the persons who are to serve as directors until the annual meeting of shareholders or until their successors are elected and shall qualify are:

        Richard L. Calvin                           John Holowach
        P.O. Box 88                                 2081 Canfield Road
        Canfield, Ohio 44406                        Youngstown, Ohio  44511

        James Centofanti                            Joseph O. Lane
        8943 Knauf Road                             1350 Niles Canf Rd.
        Canfield, Ohio 44406                        Mineral Ridge, Ohio  44440

        Fred A. Coope                               Rollin F. Schreiber
        17 Court Street                             P.O. Box 65
        Canfield, Ohio 44406                        North Jackson, Ohio  44491

        William D. Stewart                          Myron R. Williams
        248 Bradford Drive                          P.O. Box 74
        Canfield, Ohio  44406                       Canfield, Ohio  44406

	David W. Yeany
	740 Squirrel Hill
	Youngstown, Ohio



After the terms of the initial Board of Directors, the Board shall consist of such number of directors as shall be fixed and determined by the Code of Regulations of the corporation.

                            ARTICLE IX



	The names  and addresses  of the  incorporators of  Farmers
National Banc Corp are:

        Rollin F. Schreiber                         Myron R. Williams
        P.O. Box 65                                 147 Court Street
        North Jackson, Ohio 44451                   Canfield, Ohio  44406

        John Holowach                               William D. Stewart
        2081 Canfield Road                          248 Bradford Drive
        Youngstown, Ohio 44511                      Canfield, Ohio  44406

	Joseph 0. Lane
	50 South Main Street
	Mineral Ridge, Ohio 44440



                             ARTICLE X



	A.	In the absence of fraud, no contract or other transaction
between the corporation and any other person, corporation, firm, syndicate,  association,  partnership,  or joint venture shall be wholly or partially invalidated or otherwise affected by
reason of the fact that one or more of the directors of the
corporation are or become directors or officers of such other corporation, firm, syndicate or association, or members of such partnership or joint venture,  or  are  pecuniarily  or
otherwise  interested  in  such contract or transaction,
provided, that the fact such director or directors of the
corporation are so situated or so interested or both, shall be disclosed or shall have been known to the Board or Directors of
the corporation.   Any director or directors of the corporation
who is (are) also a director or officer of such other corporation, firm, syndicate or association, or a member of such partnership, or joint venture, or is pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and, in the absence of fraud, and as long as he acts in good faith, any such director may vote thereat to authorize any such contract or transaction with like force and effect as if he were not a director of officer of such corporation, firm, syndicate or association, or a member of such partnership or joint venture, or pecuniarily or otherwise interested in such contract or transaction.

	B.	The corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the corporation who was or is a party or is threatened  to  be made  a party to any threatened,  pending or completed action, suit or proceeding, whether civil,
administrative or investigative,  by reason of the fact that he is or was a director  of  this  corporation,  or any corporation
 (hereinafter referred to as "subsidiary corporation") of which more than 50 per cent of the issued and outstanding shares of common stock was or is owned by the corporation at the tine such person was or is serving as such director of the subsidiary
corporation," against expenses (including those reasonably
incurred by him) in connection with  such action, suit and
proceeding if the principal issue of such action,  suit or
proceeding involved or involves a contract or transaction by and between the corporation and such "subsidiary corporation" and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the "subsidiary
corporation".   Any indemnification as above provided  (unless
ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of a quorum of the shareholders of the corporation consisting of shareholders who were not parties to such action, suit or proceeding.

                            ARTICLE XI



	The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee, which committee shall have and may exercise, to the extent provided by law, all of the authority of the Board of Directors in the management of the corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

                            ARTICLE XII



	 Each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation.
"No shareholder shall have the right to vote cumulatively in the election of Directors."

                           ARTICLE XIII



	Upon the offering or sale for cash of shares of stock of the corporation, each shareholder shall have the right, during a reasonable time, and on reasonable terms fixed by the directors, to purchase such shares in proportion to their respective holdings of shares of the corporation, unless the shares offered or sold are: (a) treasury shares; (b) issued as a share dividend; (c) issued or agreed to be issued for consideration other than money; (d) issued by the Board of Directors; (e) issued or agreed to be issued upon conversion of convertible shares authorized in the Articles' or upon exercise of the conversion rights conferred and authorized by the Board of Directors; (f) offered to shareholders in satisfaction of their pre-emptive rights and not purchased by such shareholders, and thereupon issued and agreed to be issued for a consideration not less than that at which such shares were so offered to such shareholders, less reasonable expenses, compensation or discount paid or allowed for sale, underwriting or purchase of such shares, unless by the affirmative vote or written order of the holders of two-thirds of the shares otherwise entitled to such pre-emptive rights, if pre-emptive rights are restored as to any of such shares not theretofore issued or agreed to be issued; (g) released from pre-emptive rights by the affirmative vote or written consent of the holders of two-thirds of the shares entitled to such preemptive rights. Any such vote or consent shall be entered into the records of the corporation and shall be binding on all shareholders and their transferees for the tine specified in such vote or consent up to but not exceeding one year, and shall protect all persons who within such time acquire The shares or options on or conversion or other rights with respect to the shares so released; (h) released from pre-emptive rights by the affirmative vote or written consent of the holders of a majority of the shares entitled to such pre-emptive rights, for offering and sale, or the grant of options with respect thereto, to any or all employees of The corporation or its subsidiary corporations or to a trustee on their behalf, under a plan adopted or to be adopted by the directors for that purpose.

	The above paragraph notwithstanding, there are no pre-emptive rights when this corporation issues or offers securities in exchange for the outstanding securities of another corporation. Pre-emptive rights apply only to when this corporation sells, or offers for sale, securities for cash.

	There shall be no pre-emptive rights when this corporation issues or offers securities pursuant to the terms of a duly adopted dividend reinvestment plan.



                           ARTICLE XIV



	The Board of Directors of the corporation may authorize any mortgage, deed of trust, pledge, or hypothecation of all or any part of the property of the corporation, real or personal, for the purpose of securing the payment or performance of any contract, note, bond or other obligation of the corporation, by obtaining prior shareholder approval of any and each such mortgage, deed of trust, pledge, or other hypothecation, by the vote or written consent of the holders of 75 per cent of the issued and outstanding common shares of stock of the corporation and 75 per cent or the issued and outstanding preferred shares or other class of shares of the corporation, and not otherwise.

                            ARTICLE XV



     A.	CONTROL SHARE ACQUISITIONS:

     (I)	Requirement of shareholder Approval.   If any person,
partnership, corporation, trust, association or other entity, acting individually, collectively or in concert with a joint or common interest (hereinafter referred to as "acquiring entity") seeks to acquire, directly or indirectly, shares of this corporation which would entitle such acquiring entity, immediately after such acquisition, either directly or indirectly, alone or with others, to exercise or direct the exercise of 10 per cent or more of the voting power of this corporation exerciseable on amendments to these Articles, then such proposed acquisition, including any tender offer, bid, option, solicitation or agreement to purchase, (hereinafter called a "control share acquisition";) shall not be made until after the acquiring entity has obtained prior authorization of the shareholders of this corporation at a special meeting called for that purpose.

	(2)	Notice by Acquiring Entity.   The Board of Directors of
this corporation shall call a special meeting of shareholders to be held within fifty (50) days after the receipt by this
Corporation of  a  statement  from  the  acquiring  entity
delivered  to  this corporation at its principal place of
business in Canfield, Ohio setting forth (i) the identity of the acquiring entity; (ii) the fact that the statement is delivered pursuant to this Article; (iii) the number or shares or this corporation owned directly or indirectly  by  the  acquiring entity;  (iv)  a  description  in reasonable detail of the
price, consideration, number of shares to be acquired, terms and provisions or the proposed control share acquisition;  and  (v)
representations of the acquiring entity, together with a
statement in reasonable detail of the facts on which they are based, that the acquiring entity has received all necessary
regulatory approvals and consents to make such control share acquisition, that the proposed control share acquisition if
consummated, will not be contrary to law, and that the acquiring entity has the financial capacity and cash, securities or other consideration  necessary  to  make  the  proposed  control
share acquisition.   The Board of Directors shall have no
obligation to call such a meeting if it determines in good faith by a vote of at least two-thirds of the entire Board that the proposed control share acquisition is contrary to law or cannot be consummated for financial reasons.

	(3)	Required Vote.   A control share acquisition may not be
made or consummated until the proposed control share acquisition has been approved by the shareholders of this corporation at a special meeting called for such purpose with the necessary vote
as herein prescribed.   If the Board of Directors, by a vote of
at least two-thirds of the entire Board, determines that the proposed control share acquisition will be made to all of this corporation's shareholders at the same time on a uniform and fair basis, for all of the outstanding shares of this corporation, (other than those shares which are already owned by the acquiring entity), then the proposed control share acquisition must be approved by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least a two-thirds majority of the voting power of this corporation exerciseable on amendments to these Articles and by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least a two-thirds majority of such voting power excluding (i) shares which are already owned by the acquiring entity; (ii) shares which the acquiring entity has the right to vote, acquire, or control; and
(iii) shares owned by employees of this corporation who are also directors of this corporation. Unless such a determination is made by the requisite vote of the Board of Directors, the proposed control share acquisition must be approved by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least 80 per cent of the voting power of this corporation exerciseable on amendments to these Articles and by the affirmative vote or the holders of shares of this corporation entitling them to exercise at least
80 per cent of that portion of such voting power excluding (i) the shares which are already owned by the acquiring entity; (ii) shares which the acquiring entity has the right to vote, acquire, or control; and (iii) shares owned by employees of this corporation who are also directors of this corporation.

	(4)	Consummation of Control Share Acquisition.   My such
control share acquisition which is authorized as aforesaid must be consummated in accordance with the terms set forth in the acquiring entity's notice to this corporation within 180 days following such shareholder approval.

        (5)       Violation of Restriction:   Exclusion from Voting.
Any shares acquired in a control share acquisition not authorized as provided herein shall be excluded from voting in any subsequent meeting of the shareholders of this corporation.

	(6)	Violation of Restriction:  Stop transfer Instructions. The
Secretary of this corporation shall direct the transfer agent of shares of the corporation to refuse to transfer shares on the books of this corporation which represent shares acquired in a control share acquisition not authorized as provided herein.

	(7)	Exceptions.  This Section shall not apply to any control
share acquisition consummated in accordance with Section
1701.831 of the Ohio Revised Code on or before the effective date of this amendment to the Articles of Incorporation and thereafter this Article shall not apply if the control share acquisition is consummated in any of the following circumstances:

		(a)	pursuant to a Business Combination effected in compliance
with Section B of this Article and with the Ohio Revised Code;

		(b)	pursuant to the laws of descent and distribution;

		(c)	pursuant   to the satisfaction of any pledge or other
security interest created in good faith and not for the purpose of circumventing this Section.

	(8)	Relation to section 1701.831 of the Ohio Revised Code.
Section 1701.831 of the Ohio Revised Code shall not apply to this corporation; provided, however, that if this Article shall be declared illegal or unenforceable, then Section
1701.831 of the Ohio Revised Code shall apply to this corporation.

                B.      BUSINESS COMBINATIONS:

	(1)	Requirement of Shareholder Approval.  No Business
Combination, as hereinafter defined, may be consummated except upon approval by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least 80 per cent of the voting power of this corporation exerciseable on amendments to these Articles; provided, however, that Business Combination which has been approved by a vote of at least two-thirds of the disinterested directors of this corporation, and which has been determined by such directors to be fair and equitable to all the shareholders of this corporation, may be consummated if it has been approved by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least a two-thirds majority of the voting power of this corporation exercisable on amendments to these Articles. A director shall be deemed to be disinterested if immediately prior to the consummation of the Business Combination he is not an affiliate of any of the other parties to the Business Combination. For the purpose of this Section an affiliate shall mean any person controlling, controlled by, or under common control with such other party and shall include any person who owns shares of an acquiring corporation representing ten per cent or more of the voting power of such corporation.

        (2) Definition of Business Combination. A Business Combination shall include:

             (a)   A merger or consolidation of the corporation;

             (b) Any sale, lease exchange, transfer or other disposition of all or substantially all the assets of this corporation;

             (c) The adoption of any plan of liquidation and dissolution of this corporation; and

             (d) Any reclassification of securities, recapitalization or reorganization which would increase, directly or indirectly, the proportionate equity interest or control by an acquiring entity; but shall not include any such transaction with an entity controlled by this corporation.

	C.	AMENDMENT:

     This Article may only be amended, revised, or repealed and any provision in the other Articles of Incorporation or in the Regulations which are inconsistent with this Article may only be adopted by the affirmative vote of the holders of shares of this corporation entitling them to exercise at least 75 per cent of the voting power of this corporation exerciseable on amendments to these Articles.



		Articles as Amended - last amendment 3/31/88

		Amended:  March 24, 1994

		Amended :  March 28, 1996



                                                                   EXHIBIT 5



                                   [Date]


Farmers National Banc Corp
20 South Broad Street
Canfield, Ohio  44606



Dear Sirs:



	We have acted as counsel to Farmers National Banc Corp. (the "Corporation"), an Ohio corporation, in connection with the preparation of the registration statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 250,000 Common Shares of the Corporation under the Corporation's Dividend Reinvestment Plan. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.



	We have reviewed originals or copies of (i) the Articles of Incorporation (and all amendments thereto), Code of Regulations and other corporate documents of the Corporation, (ii) certain resolutions of the Board of Directors of the Corporation, and
(iii) the Registration Statement and the prospectus included therein (the "Prospectus"). In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.



	Based upon and subject to the foregoing we are of the opinion that:



		1.	The Corporation is duly organized and validly existing
        under the laws of the State of Ohio; and



		2.	The Common Shares registered under the Registration
        Statement have been duly authorized and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.



	We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration
Statement.



						Very truly yours,



						BISCHOFF, KENNEY & NIEHAUS

                                                By:

                                                Charles D. Niehaus



                                                               EXHIBIT 23.2


                      INDEPENDENT AUDITORS' CONSENT





Farmers National Banc Corp.



	We consent to the incorporation by reference in this Registration Statement of Farmers National Banc Corp. on Form S-3 of our report dated January 26, 1996 incorporated by reference in the Annual Report on Form 10-K of Farmers National Banc Corp for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





HILL, BARTH & KING, INC.


Warren, Ohio

                                               March 15, 1996



                                                              EXHIBIT 99.1


e 1701.13 Authority of a Corporation.



	(A) A corporation may sue and be sued.



	(B) A corporation may adopt and alter a corporate seal and use the same or a facsimile of the corporate seal, but failure to affix the corporate seal shall not affect the validity of any instrument.



	(C) At the request or direction of the United States government or any agency of the United States government, a corporation may transact any lawful business in aid of national defense or in the prosecution of any war in which the nation is engaged.



	(D) Unless otherwise provided in the articles, a corporation may take property of any description, or any interest in property, by gift, devise, or bequest, and may make donations for the public welfare or for charitable, scientific, or educational purposes.



	(E)

		(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.



        (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:



        (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;



        (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised
Code.



        (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.



        (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section.
Such determination shall be made as follows:



        (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;



        (b) If the quorum described in division (E)(4)(a) of this
section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;



        (c) By the shareholders;



        (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or
(2) of this section was brought.



        Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division
(E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.



	(5)

          (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:



               (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;



               (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.



          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.



        (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.



        (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.



        (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).



        (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.



	(F) In carrying out the purposes stated in its articles and subject to limitations prescribed by law or in its articles, a corporation may:



		(1) Purchase or otherwise acquire, lease as lessee, invest in, hold, use, lease as lessor, encumber, sell, exchange, transfer, and dispose of property of any description or any interest in such property;



		(2) Make contracts;



		(3) Form or acquire the control of other corporations, domestic or foreign, whether nonprofit or for profit;



		(4) Be a partner, member, associate, or participant in other enterprises or ventures, whether profit or nonprofit;



		(5) Conduct its affairs in this state and elsewhere;



		(6) Borrow money, and issue, sell, and pledge its notes, bonds, and other evidences of indebtedness, and secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, and guarantee or secure obligations of any person;



		(7) Resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the corporation:



			(a) Upon consideration of the interests of the
                 corporation's shareholders and any of the matters set forth in division (E) of section 1701.59 of the Revised Code; or


			(b) Because the amount or nature of the indebtedness
                 and other obligations to which the corporation or any successor or the property of either may become subject in connection with the change or potential change in control provides reasonable grounds to believe that, within a reasonable period of time, any of the following would apply:



                          (i) The assets of the corporation or any successor would be or become less than its liabilities plus its stated capital, if any;

                          (ii) The corporation or any successor would be or become insolvent;

                          (iii) Any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the c orporation or any successor would be commenced by any person.



		(8) Do all things permitted by law and exercise all authority within the purposes stated in its articles or incidental to its articles.



	(G) Irrespective of the purposes stated in its articles, but subject to limitations stated in its articles, a corporation, in addition to the authority conferred by division (F) of this section, may invest its funds not currently needed in its business in any shares or other securities, to such extent that as a result of the investment the corporation shall not acquire control of another corporation, business, or undertaking the activities and operations of which are not incidental to the purposes stated in its articles.



	(H) No lack of, or limitation upon, the authority of a corporation shall be asserted in any action except (1) by the state in an action by it against the corporation, (2) by or on behalf of the corporation against a director, an officer, or any shareholder as such, (3) by a shareholder as such or by or on behalf of the holders of shares of any class against the corporation, a director, an officer, or any shareholder as such, or (4) in an action involving an alleged overissue of shares. This division shall apply to any action brought in this state upon any contract made in this state by a foreign corporation.



                                                              EXHIBIT 99.2





                        FARMERS NATIONAL BANC CORP.
                        DIVIDEND REINVESTMENT PLAN
                            AUTHORIZATION FORM





1.	DIVIDEND REINVESTMENT.



		FOR CURRENT SHAREHOLDERS ONLY



		Full Reinvestment



		[   ]	I would like to reinvest cash dividends paid on ALL of
the shares of Common Stock held of record by me in the Plan or credited to my account under the Plan, for the purchase of additional shares of Common Stock.



		Partial Reinvestment



		[   ]	I would like to receive cash dividends paid on ____
whole shares of Common Stock held of record by me in the Plan or credited to my account. I acknowledge that dividends paid on all other shares of Common Stock held of record by me in the Plan or credited to my account under the Plan will be reinvested for the purchase of additional shares of Common Stock.



2.	INITIAL SUPPLEMENTAL INVESTMENT (Optional).



		FOR CURRENT PLAN PARTICIPANTS



		[   ]	Enclosed is my check or money order for $____ ($1,000
maximum per quarter) payable to "Farmers National Bank of Canfield, Administrator for the Farmers National Banc Corp.
Dividend Reinvestment Plan" for the purchase of shares of Farmers National Banc Corp. Common Stock. I authorize Farmers
National Bank of Canfield (Administrator) to treat the enclosed payment as an initial Supplemental Investment to be used to purchase shares of Common Stock as provided in the Plan. I understand that I am not required to make Supplemental
Investments now or at any other time.



3.	AUTHORIZATION.



		I hereby appoint the Administrator as my agent under the terms and conditions of the Farmers National Banc Corp. Dividend
Reinvestment Plan, to receive any cash dividends that may become payable to me on all of the shares of Farmers National Banc
Corp. Common Stock as to which this authorization is made and to apply such dividends and any initial supplemental Investments to the purchase of shares as provided in the Plan.



		I hereby represent and confirm that I am the record holder (and, unless the broker/nominee form below is completed, the sole beneficial owner) of all of the shares of Farmers National
Banc Corp. Common Stock as to which this authorization is made and that my principal residence is in the state or country shown below. I hereby undertake to promptly notify the Administrator if my state or country of residence changes.



		I understand that I may revoke this authorization at any time by notifying the Administrator in writing of my desire to terminate my participation.



                                 Date



                                 Shareholder Name

                                       (print or type)



                                 Signature X


                                 State or country (if other than the United
                                 States) of residence







                                 Shareholder Name
                                 (if jointly held)  (print or type)

THIS IS NOT A PROXY



RETURN THIS FORM IF YOU WISH TO	 Signature X
JOIN THE PLAN.  An addressed     (if jointly held)
postage paid envelope is
provided for that purpose.       State or country (if other than the
                                 United States) of residence
                                       (if jointly held)
All owners of joint registration
must sign.  When signing as
trustee, guardian, executor,
administrator, or corporate
officer, please give your full
title.

         (If beneficial owner is other than the holder of record)



	In addition to the above statements and representations, I hereby represent and confirm that I am the broker or nominee of the beneficial owner of certain shares of Common Stock of
Farmers National Banc Corp. and that the beneficial owner
principally resides in the state or county (if other than the
United States) of 				.  I hereby undertake
to promptly notify the Administrator if the state or county of residence of the beneficial owner changes.





						Broker or Nominee



                                                             EXHIBIT 99.3



                      FARMERS NATIONAL BANC CORP.
                    SHARE OWNER AUTHORIZATION FORM
                                  FOR
                      OPTIONAL CASH CONTRIBUTION





SHAREOWNER:



         PLEASE COMPLETE THE REVERSE OF THIS FORM AND RETURN WITH CHECK
                    PRIOR TO ANNOUNCED RECORD DATE.





                              (Front)









           SHAREOWNER AUTHORIZATION FORM FOR OPTIONAL CASH CONTRIBUTION
                         FARMERS NATIONAL BANC CORP.



DOLLAR AMOUNT OF OPTIONAL CASH CONTRIBUTION $________ (not to exceed $1,000.00 per quarter)



The undersigned shareholder hereby represents that he/she is the legal owner and holder of common stock of Farmers National Banc Corp. (Corporation) registered in his/her name on the books of the corporation, and hereby authorizes First National Bank of Canfield (Administrator) to invest the above stated optional cash contribution into participating shares of Corporation's Dividend Reinvestment Plan. Furthermore, the undersigned hereby represents that the above stated dollar amount of optional cash contribution has been fully paid to Corporation and is non-assessable.





DATE:

                                            Signature of Share Owner



NOTE:   After deciding the amount of your optional cash
contribution, please mail this form and your check to Farmers National Bank of Canfield, Administrator for the Farmers National Banc Corp. Dividend Reinvestment Plan, 20 South Broad Street, Canfield, Ohio, 44406, prior to the next dividend record date. This will ensure that your contribution will be applied to the purchase of additional shares for the next dividend period in accordance with the Plan.



**SIGNED FORM MUST ACCOMPANY EACH CONTRIBUTION**

                           (Back)

                                                             EXHIBIT 99.4



                 FARMERS NATIONAL BANC CORP.
                     REQUEST FOR CHANGE
     DIVIDEND REINVESTMENT PLAN SAFEKEEPING ACCOUNT





Please make the following change(s) in my Dividend Reinvestment Plan Safekeeping Account:



        Withdraw and issue ____ shares from my Dividend Reinvestment Plan Safekeeping Account and mail certificate to the address below.



        Deposit certificate(s) no(s). ______________________________
totaling _______________ shares to my Dividend Reinvestment Plan
Safekeeping Account.



        Transfer _____ shares from account no. _______________ in the name(s) of to account no.

        in the name(s) of                                               .



        Terminate my participation in the Dividend Reinvestment Plan. Please issue a certificate for full shares and a check for fractional shares and mail to address below.



        Change the address on account no. ________________ in the name(s) of

                      .  (New address is listed below.)





        Date:
                                             *Signature



                                              Signature



         Address:                           SIGNATURE GUARANTEED:











		FNBC change by ____ Date _______



* If the shares are registered in more than one name (i.e., joint tenants, trustee, etc.), all registered holders must sign.
 When signing as attorney, executor, administrator, trustee or guardian, please give full title.